UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2011

First Niagara Financial Group, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-23975	42-1556195
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

726 Exchange Street, Suite 618, Buffalo, NY	14210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 819-5500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On December 6, 2011, First Niagara Financial Group, Inc. (the “Company”) issued a press release announcing the public offering of $450 million aggregate offering amount of the Company’s common stock. The Company’s press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is furnished herewith, and shall not be deemed “filed” for any purpose.
The updated information included as Exhibit 99.2 to this Current Report on Form 8-K, concerning First Niagara Bank, N.A.’s previously announced agreement to acquire certain assets and assume certain liabilities relating to 195 branches of HSBC Bank USA, National Association, is furnished herewith, and shall not be deemed “filed” for any purposes.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated December 6, 2011.

99.2	Information concerning HSBC branch acquisition.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Niagara Financial Group, Inc.

(Registrant)

December 6, 2011	/s/ GREGORY W. NORWOOD

(Date)	Gregory W. Norwood
Chief Financial Officer
(Duly authorized representative)

EXHIBIT INDEX

No.	Description

99.1	Press release dated December 6, 2011.

99.2	Information concerning HSBC branch acquisition.